Exhibit 10.24.3

ACCOUNTS AGREEMENT

among

LIGHTNING DOCK GEOTHERMAL HI-01, LLC,

ORMAT NEVADA INC.,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Depositary

Dated as of January [    ], 2012

i

Section 6.03	Governing Law	19
Section 6.04	Headings	19
Section 6.05	No Third Party Beneficiaries	19
Section 6.06	No Waiver	19
Section 6.07	Severability	20
Section 6.08	Successors and Assigns	20
Section 6.09	Execution in Counterparts	20
Section 6.10	Consequential Damages	20
Section 6.11	Jurisdiction, Etc.	20
Section 6.12	Process Agent	21
Section 6.13	Limited Recourse	22
Section 6.14	U.S.A. Patriot Act	22
Section 6.15	Force Majeure	22

SCHEDULE I TO WITHDRAWAL CERTIFICATE		4

APPENDICES AND SCHEDULES

APPENDIX A -	FORM OF RESTORATION REQUISITION
APPENDIX B -	FORM OF WITHDRAWAL CERTIFICATE AND
APPENDIX C	FORM OF CONTROL NOTICE

ii

ACCOUNTS AGREEMENT

This ACCOUNTS AGREEMENT (this “Agreement”) dated as of January [    ], 2012, among Lightning Dock Geothermal HI-01, LLC, a Delaware limited liability company (the “Company”), Ormat Nevada Inc., a Delaware corporation (“Ormat”) and Wells Fargo Bank, National Association, a national banking association (together with its successors and permitted assigns, the “Depositary”).

RECITALS

WHEREAS, the Company is developing a geothermal power plant at Hidalgo County, New Mexico with a planned generation capacity of approximately fourteen and seventy-five hundredths (14.75) MW (net);

WHEREAS, the Company and Ormat have entered into that certain Engineering, Procurement and Construction Contract, dated as of November 21, 2011 (the “EPC Contract”), pursuant to which Ormat and the Company have agreed, inter alia, that Ormat will provide engineering, design, procurement, construction and related services and supply equipment for the construction of that power plant on a lump-sum, fixed price, turnkey basis, all subject to and in accordance with the terms and conditions set forth in the EPC Contract;

WHEREAS, the Company and Ormat have also entered into that certain Credit Agreement, dated as of November 21, 2011 (the “Credit Agreement”), pursuant to which the Company and Ormat have agreed, inter alia, that the Company will repay the Advance Amount (as defined in the Credit Agreement) to Ormat in satisfaction of amounts owed by the Company to Ormat pursuant to the EPC Contract, subject to the terms and conditions set forth in the Credit Agreement;

WHEREAS, Ormat and the Company desire to appoint the Depositary, as the depositary to hold and administer money deposited in the various accounts established pursuant to this Agreement and funded with, among other things, revenues received by the Company from the Project (as defined in the Credit Agreement) and proceeds of insurance and condemnation and other similar events, as set forth in the Credit Agreement;

WHEREAS, Ormat has entered into the EPC Contract and the Credit Agreement in reliance upon the revenues anticipated to be generated by the Project; and

WHEREAS, it is a condition precedent under the Credit Agreement that this Agreement shall have been executed and delivered by each of the parties hereto.

AGREEMENT

In consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Capitalized Terms; Rules of Construction

Each initially-capitalized term defined in the Credit Agreement and used herein without definition has the meaning assigned to such term in the Credit Agreement. The principles of construction and interpretation set forth in Sections 1.02 and 1.03 of the Credit Agreement shall apply to, and are hereby incorporated by reference into, this Agreement.

Section 1.02 Additional Definitions

In addition, as used herein, the following terms will have the meanings assigned below:

“Account Collateral” has the meaning set forth in Section 2.03(a).

“Administrative Costs” means all of the Company’s obligations, now or hereafter existing, to pay administrative fees, costs and expenses to Ormat or the Depositary pursuant to the Financing Documents (including the reasonable fees and expenses of counsel, agents and experts as and to the extent provided in Section 8.03(a) of the Credit Agreement and the corresponding provisions of the other Financing Documents).

“Collateral Accounts” has the meaning set forth in Section 2.02.

“Company” has the meaning set forth in the preamble.

“Control Notice” means a notice given to Depositary by Ormat (with a copy to the Company) substantially in the form of Appendix C and signed (or purportedly signed) by an officer of Ormat.

“Control Period” means a period beginning with Depositary’s receipt of a Control Notice and ending on the date Depositary receives notice from Ormat that it is no longer exercising control.

“Credit Agreement” has the meaning set forth in the recitals.

“Depositary” has the meaning set forth in the preamble.

“Disbursement Date” means a date on which monies are withdrawn or transferred from a Collateral Account for the purposes set forth in a Restoration Requisition, Officer’s Certificate or a Withdrawal Certificate.

“Disposition Proceeds Sub-Account” means the Collateral Account of such name established pursuant to Section 2.02.

“EPC Contract” has the meaning set forth in the recitals.

“Funding Date” means any Business Day occurring between the 26th and the 30th day of each month, as determined by the Company in a Withdrawal Certificate received by the

Depositary at least three (3) Business Days prior to such Funding Date, or if no earlier date is so determined, then the last Business Day of each month; provided that there shall only be a single Funding Date for any month.

“Funding Period” means a period commencing on a Funding Date and ending on the next succeeding Funding Date.

“Indemnified Depositary Party” has the meaning set forth in Section 5.02.

“Loss Limit Amount” means Two Million Dollars ($2,000,000).

“Officer’s Certificate” means a certificate signed by an Authorized Representative of the Company.

“Operating Account” means the Collateral Account of such name established pursuant to Section 2.02(b).

“Permitted Local Operating Account” means a demand deposit account (other than the Collateral Accounts) established by the Company with an FDIC-insured bank or financial institution with prior notice to Ormat; provided that, from and after the Phase Two Date, each such demand deposit account is subject to a control agreement in form and substance satisfactory to Ormat.

“Prepayment Account” means the Collateral Account of such name established pursuant to Section 2.02(c).

“Proceeds Account” means the Collateral Account of such name established pursuant to Section 2.02(e).

“Reserve Account” means the Collateral Account of such name established pursuant to Section 2.02(d).

“Restoration Budget” has the meaning set forth in Section 3.04(b)(i).

“Restoration Progress Payment Schedule” has the meaning set forth in Section 3.04(b)(i).

“Restoration Requisition” has the meaning set forth in Section 3.04(b)(ii)(A).

“Restoration Sub-Account” means the Collateral Account of such name established pursuant to Section 2.02.

“Revenue Account” means the Collateral Account of such name established pursuant to Section 2.02(a).

“Secured Obligations” has the meaning set forth in the Security Agreement.

“Security Agreement” has the meaning set forth in the Credit Agreement.

“Transfer Date” has the meaning set forth in Section 3.01(c).

“Trigger Event Date” has the meaning set forth in Section 3.09(a).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, to the extent that the perfection or the effect of perfection or non-perfection of the security interests granted to Ormat pursuant to this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction.

“Withdrawal Certificate” means a certificate in substantially the form attached as Appendix B, signed by an Authorized Representative of the Company regarding withdrawal of funds from the Collateral Accounts.

Section 1.03 Uniform Commercial Code

All terms defined in the UCC shall have the respective meanings given to those terms in the UCC, except where the context otherwise requires.

ARTICLE II

APPOINTMENT OF DEPOSITARY; ESTABLISHMENT OF COLLATERAL ACCOUNTS

Section 2.01 Appointment of Depositary

(a) Ormat and the Company hereby appoint and authorize Wells Fargo Bank, National Association, to act as Depositary hereunder, with such powers as are expressly delegated to the Depositary by the terms of this Agreement, together with such powers as are reasonably incidental thereto. The Depositary hereby agrees to act as such and as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) and, whenever required under this Agreement, as a “bank” (within the meaning of Section 9.102(a)8 of the UCC) and to accept all cash, payments, other amounts and Permitted Investments to be delivered to or held by the Depositary pursuant to the terms of this Agreement. The Depositary shall hold and safeguard the Collateral Accounts and the property on deposit therein or credited thereto in accordance with the provisions of this Agreement.

(b) Until the Termination Date and except during any Control Period, the Company shall have the right to receive or make requisitions of monies held in the Collateral Accounts, and to direct the investment of monies held in the Collateral Accounts, solely as, and to the extent, permitted by this Agreement.

Section 2.02 Establishment of Collateral Accounts and Sub-Accounts

The Depositary hereby establishes the following accounts and sub-accounts (the “Collateral Accounts”) in the form of non-interest bearing trust collateral accounts and sub-accounts thereof, which shall be maintained at all times until the termination of this Agreement:

(a) a Collateral Account entitled “Lightning Dock Geothermal Revenue Account” (the “Revenue Account”);

(b) a Collateral Account entitled “Lightning Dock Geothermal Operating Account” (the “Operating Account”);

(c) a Collateral Account entitled “Lightning Dock Geothermal Prepayment Account” (the “Prepayment Account”);

(d) a Collateral Account entitled “Lightning Dock Geothermal Reserve Account” (the “Reserve Account”); and

(e) a Collateral Account entitled “Lightning Dock Geothermal Proceeds Account” (the “Proceeds Account”).

The following sub-accounts are hereby established and created within the Proceeds Account:

(i) Restoration Sub-Account; and

(ii) Disposition Proceeds Sub-Account.

For administrative purposes, additional sub-accounts within the Collateral Accounts may be established and created by the Depositary from time to time in accordance with this Agreement as separate trust accounts and each such sub-account shall be a Collateral Account.

Section 2.03 Security Interests

(a) Pursuant to the Security Agreement, as collateral security for the performance and the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company has pledged to Ormat and has granted to Ormat a security interest in all of the Company’s right, title and interest in, to and under (i) each Collateral Account, (ii) all cash, instruments, investment property, securities and other financial assets at any time on deposit in or credited to any Collateral Account, including all income, earnings and distributions thereon, (iii) all “security entitlements” (as defined in Section 8-102(a)(17) of the UCC) with respect to financial assets on deposit in or credited to the Collateral Accounts, and (iv) and all proceeds, products and accessions of and to any and all of the foregoing, including whatever is received or receivable upon any collection, exchange, sale or other disposition of any of the foregoing and any property into which any of the foregoing is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under or in connection with any of the foregoing (collectively, the “Account Collateral”).

(b) The Depositary is the agent of Ormat and the Company, for the purpose of receiving payments contemplated hereunder and for the purpose of perfecting the Lien of Ormat, in and to the Collateral Accounts and the other Account Collateral; provided that the Depositary shall not be responsible for taking any action to perfect such Lien except through the performance of its express obligations hereunder or upon the written direction of Ormat, complying with this Agreement.

Section 2.04 Accounts Maintained as UCC “Securities Accounts”

(a) The Depositary hereby agrees and confirms that it has established the Collateral Accounts as set forth and defined in this Agreement. The Depositary agrees that: (i) each such Collateral Account established by it is and will be maintained as a “securities account” (within the meaning of Section 8-501 of the UCC); (ii) the Company is an “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) in respect of the “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) credited to such Collateral Accounts; (iii) all financial assets in registered form or payable to or to the order of and credited to any such Collateral Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, the Depositary or in blank, or credited to another securities account maintained in the name of the Depositary, and in no case will any financial asset credited to any such Collateral Account be registered in the name of, payable to or to the order of, or endorsed to, the Company except to the extent the foregoing have been subsequently endorsed by the Company to the Depositary or in blank; and (iv) each and every item of Property (including any security, security entitlement, investment property, instrument, share, participation, interest, cash or other property whatsoever) credited to any Collateral Account shall be treated as a financial asset; and (v) until this Agreement shall terminate in accordance with the terms hereof, Ormat shall have “control” (within the meaning of Section 8-106(d) of the UCC) of the Collateral Accounts and all “security entitlements” (within the meaning of Section 8-102(a)(17) of the UCC) of the Company with respect to the financial assets credited to the Collateral Accounts. The Depositary shall promptly credit to the Collateral Accounts all Property delivered to the Depositary pursuant to this Agreement. The Depositary shall not change the name or account number of any Collateral Account without the prior written consent of Ormat.

(b) If and to the extent that any of the Collateral Accounts are deemed not to be securities accounts under the UCC, such Collateral Accounts will be deemed to be, and the Depositary agrees that it will maintain such Collateral Accounts as, “deposit accounts” (within the meaning of Section 9-102(a)(29) of the UCC) maintained by the Company with the Depositary acting as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC). The Depositary shall credit such Collateral Accounts with all Property received by it pursuant to this Agreement, including all receipts of interest, dividends and other income received on the Property held in the Collateral Accounts. The Depositary shall administer and manage the Collateral Accounts in strict compliance with all of the terms applicable to the Collateral Accounts pursuant to this Agreement.

Section 2.05 Control

(a) The Company hereby irrevocably directs, and the Depositary hereby agrees, that the Depositary will comply with instructions and orders (including entitlement orders within the meaning of Section 8-102(a)(8) of the UCC and instructions directing disposition of funds within the meaning of Section 9-104(a)(2) of the UCC) regarding each Collateral Account, any financial asset held therein or credited thereto and any funds on deposit therein originated by Ormat without further consent by the Company or any other Person.

(b) Upon Depositary’s receipt of a Control Notice and during the Control Period initiated by such Control Notice, the Depositary will comply only with instructions and orders originated by Ormat. In the case of a conflict during a Control Period between any instruction or order originated by Ormat and any instruction or order originated by any other Person other than a court of competent jurisdiction, the instruction or order originated by Ormat shall prevail. Within three (3) Business Days after initiation of a Control Period, the Depositary shall render an accounting of all monies in the Collateral Accounts as of the beginning of such Control Period to Ormat and the Company.

Section 2.06 Jurisdiction of Depositary

The Company, Ormat and the Depositary agree that, for purposes of the UCC, notwithstanding anything to the contrary contained in any other agreement relating to the establishment and operation of the Collateral Accounts, the laws of the State of New York govern the establishment and operation of the Collateral Accounts, and the State of New York shall be (i) the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) of the Depositary with respect to the Collateral Accounts that are securities accounts and all related security entitlements and (ii) the “bank’s jurisdiction” (within the meaning of Section 9-304(b) of the UCC) of the Depositary with respect to the Collateral Accounts that are deposit accounts.

Section 2.07 Degree of Care; Liens

The Depositary shall exercise the same degree of care in administering the funds held in the Collateral Accounts and the investments purchased with such funds in accordance with the terms of this Agreement as Depositary exercises in the ordinary course of its day-to-day business in administering other funds and investments for its own account and as required by Applicable Law. The Depositary is not party to, and shall not execute and deliver, or otherwise become bound by, any agreement under which the Depositary agrees with any Person other than Ormat or the Company to comply with entitlement orders or instructions originated by such Person relating to any of the Collateral Accounts and the other Account Collateral that are the subject of this Agreement.

Section 2.08 Subordination of Lien; Waiver of Set-Off

In the event that the Depositary has or subsequently obtains by agreement, operation of law or otherwise a Lien in any Collateral Account or in any Account Collateral, the Depositary agrees that such Lien shall (except to the extent provided in the last sentence of this Section 2.08) be subordinate to any Lien of Ormat granted pursuant to the Financing Documents. The financial assets standing to the credit of the Collateral Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than Ormat (except to the extent of returned items and chargebacks either for uncollected checks or other items of payment and transfers previously credited to one or more of the Collateral Accounts, and the Company and Ormat hereby authorize the Depositary to debit the relevant Collateral Account(s) for such amounts).

Section 2.09 No Other Agreements

None of the Depositary, Ormat or the Company have entered or will enter into any agreement with respect to any Collateral Account or any security entitlements or any financial assets carried in or credited to any Collateral Account, other than this Agreement and the other Financing Documents.

Section 2.10 Notice of Adverse Claims

The Depositary hereby represents that, except for the claims and interests of Ormat and the Company in each of the Collateral Accounts, the Depositary, (a) as of the date hereof, has no knowledge of, and has received no notice of, and (b) as of each date on which any Collateral Account is established pursuant to this Agreement, has received no notice of, any claim to, or interest in, any Collateral Account or in any other Account Collateral. If any Person asserts any Lien (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Collateral Account or any other Account Collateral, the Depositary, upon obtaining actual knowledge thereof, will promptly notify Ormat and the Company thereof.

Section 2.11 Termination

This Agreement shall remain in full force and effect until the Termination Date.

ARTICLE III

THE COLLATERAL ACCOUNTS

Section 3.01 Revenue Account

(a) The Company shall cause the following amounts to be deposited into the Revenue Account directly, or if received by the Company, as soon as practicable upon receipt, in either case in accordance with this Section 3.01(a):

(i) all Project Revenues; and

(ii) all amounts required to be transferred to the Revenue Account from any other Collateral Account as contemplated in accordance with this Agreement.

If any of the foregoing amounts required to be deposited with the Depositary in accordance with the terms of this Agreement are received by the Company (or any Affiliate of the Company), the Company shall (or shall cause any such Affiliate to) hold such payments in trust for the Depositary and shall promptly remit such payments to the Depositary for deposit into the Revenue Account, in the form received, with any necessary endorsements.

(b) In the event the Depositary receives monies without adequate instruction with respect to the proper Collateral Account into which such monies are to be deposited, the Depositary shall deposit such monies into the Revenue Account and segregate such monies from all other amounts on deposit in the Revenue Account and notify the Company of the receipt of such monies. Upon receipt of written instructions from the Company, so long as no Default or Event of Default shall have occurred and is continuing, the Depositary shall transfer such monies from the Revenue Account to the Collateral Account specified by such instructions.

(c) The Company hereby irrevocably authorizes the Depositary to make withdrawals and transfers of monies on each date specified in Sections 3.01(c) below on which monies need to be applied (the “Transfer Date”) (via wire transfer or by internal transfer between Collateral Accounts, if applicable) to the extent then available in the Revenue Account and not segregated in a separate sub-account thereof or otherwise for any specific purpose, upon the receipt of a Withdrawal Certificate of the Company by the Depositary three (3) Business Days prior to the Transfer Date, setting forth the amounts to be withdrawn from the Revenue Account and the amounts to be transferred pursuant to this Section 3.01(c) pursuant to the terms of this Agreement in the following order of priority, all in accordance with such Withdrawal Certificate:

(1) First, on each Funding Date, to the Operating Account, the following amounts as set forth in the Withdrawal Certificate delivered at least three (3) Business Days prior to such Funding Date: (x) the amounts certified in the Withdrawal Certificate to be the Operating and Maintenance Expenses then due and payable, or the good faith estimate of the amounts reasonably anticipated to be due and payable, by the Company for Operating and Maintenance Expenses during the Funding Period commencing on such Funding Date but prior to the next Funding Date, plus (y) any Administrative Costs then due and payable or reasonably anticipated to be due and payable during the Funding Period commencing on such Funding Date but prior to the next Funding Date (as specified in the Withdrawal Certificate) to each of the Depositary and Ormat and minus (z) the amounts anticipated to be on deposit in the Operating Account on such Funding Date;

(2) Second, on each Funding Date, to the Reserve Account, the amounts as set forth in the Withdrawal Certificate delivered at least three (3) Business Days prior to such Funding Date, in respect of taxes, insurance and other amounts set forth in the Withdrawal Certificate and included in the then applicable Operating Budget:

(3) Third, during the Company Cash Sweep Period, on each Funding Date, an amount sufficient to pay amounts then due and owing, if any, under the EPC Contract to Ormat (it being understood that payments in respect of the Advance Amount (and the corresponding amount under the EPC Contract) or any interest thereon shall not be required to be made by the Company during the Company Cash Sweep Period);

(4) Fourth, on each Funding Date during the Company Cash Sweep Period, after making each applicable withdrawal and transfer specified in Sections 3.01(c)(1), (2) and (3) above, to the Company, an amount equal to the amount (if any) that remains in the Revenue Account on such Funding Date; provided that (X) no amounts that have been transferred into the Revenue Account from the Loss Proceeds Account during the Company Cash Sweep Period shall be transferred to the Company pursuant to this clause Fourth and (Y) no amounts shall be transferred to the Company pursuant to this clause Fourth during the continuance of a Step in Event (Grant) under the Credit Agreement;

(5) Fifth, during the Interest Payment Period, as set forth in a notice from Ormat to Depositary delivered at least one (1) Business Day prior to such Transfer Date, to Ormat, an amount which equals the interest on the Advance Amount becoming due and payable on such Transfer Date; and

(5) Sixth, on each Funding Date during the Interest Payment Period, after making each applicable withdrawal and transfer specified in Sections 3.01(c)(1) through (5) above, to the Prepayment Account, the amount (if any) that remains in the Revenue Account on such Funding Date.

Section 3.02 Operating Account

Upon receipt by the Depositary of a Withdrawal Certificate detailing the amounts to be paid, the Depositary shall transfer funds in the Operating Account to (i) the Permitted Local Operating Account or any Person identified by the Company to whom a payment is due in respect of Operating and Maintenance Expenses and (ii) the Depositary and Ormat for the Administrative Costs then due and payable to each of them. Any amount to be transferred pursuant to clause (i) above shall be set forth in such Withdrawal Certificate and shall be certified therein to be (a) amounts then due and payable for the Operating and Maintenance Expenses of the Company or (b) the good faith estimate of amounts reasonably anticipated to be due and payable for Operating and Maintenance Expenses of the Company within the remainder of the Funding Period during which such Withdrawal Certificate is submitted (less in each case the available amounts on deposit in or credited to the Permitted Local Operating Account other than amounts against which outstanding checks have been drawn and mailed or delivered but have not been cashed). Notwithstanding anything to the contrary herein, (1) any payment in respect of any single item of Operating and Maintenance Expenses which individually exceeds One Hundred Fifty Thousand Dollars ($150,000) shall be made solely from the Operating Account and (2) the Company shall not request the Depositary to transfer any amounts from the Operating Account to the Permitted Local Operating Account in order to pay any such item of Operating and Maintenance Expense. Funds, upon receipt by the Depositary of a Withdrawal Certificate, may be distributed from the Operating Account as frequently as necessary to pay Operating Expenses which are, or will be, due and payable during each relevant Funding Period.

Section 3.03 Prepayment Account

The Prepayment Account shall be funded from (a) Cash Grant Proceeds, (b) the Net Available Amount of proceeds of Project Document Claims, (c) certain proceeds received in connection with a Disposition or Event of Loss (as specified in the Financing Documents) and (d) amounts in the Revenue Account in accordance with Section 3.01(c). The funds on deposit in the Prepayment Account shall be used (a) during the Company Cash Sweep Period, to pay first, any amounts, other than the Advance Amount, due to Ormat under the EPC Contract and second to prepay the Advance Amount in accordance with Section 2.04 of the Credit Agreement and (b) on or after the Interest Payment Period, to prepay the Advance Amount in accordance with Section 2.04 of the Credit Agreement; provided that (X) if either Ormat or the Company has notified the Depositary that the Minimum Capacity Requirement (as defined in the EPC Contract) has not occurred, the Depositary shall cause the Cash Grant Proceeds to be retained in the Prepayment Account until receipt of a notice from either Ormat or the Company that the Minimum Capacity Requirement has occurred and (Y) no prepayment of the Advance Amount shall be made with Cash Grant Proceeds until the “Performance Guarantee (Buy Down)” (as defined in, and in accordance with, the EPC Contract) is achieved. All Cash Grant Proceeds shall be deposited directly in the Prepayment Account. All proceeds received in connection with an Event of Loss or a Disposition initially shall be deposited in the Proceeds Account and the Net Available Amount of such proceeds will be transferred to the Prepayment Account if not used to repair or replace the Project or to make Capital Expenditures or to otherwise reinvest the same in assets of the Company, as permitted under Section 3.04 hereof, and applied first to pay any amounts, other than the Advance Amount, due to Ormat under the EPC Contract and second to prepay the Advance Amount.

Section 3.04 Proceeds Account

(a) Loss Proceeds. The Company shall cause all Loss Proceeds received to be deposited into the Proceeds Account subject to disbursement for repair or replacement of the assets affected, or otherwise, as follows:

(i) If the Company certifies to the Depositary that (X) the affected portion of the Project is not capable of being rebuilt or replaced to permit operation on a commercially reasonable basis, or (Y) the Loss Proceeds, together with any other amounts available for such rebuilding or replacement, are not sufficient to permit such rebuilding or replacement, and in each case if the aggregate Loss Proceeds are in excess of the Loss Limit Amount, the Depositary will transfer the Net Available Amount of such Loss Proceeds to the Prepayment Account and the amount representing the Collection Expenses shall be transferred to the Revenue Account. If such Loss Proceeds are equal to or less than the Loss Limit Amount, all such amounts shall be transferred to the Revenue Account for application in accordance with the terms hereof.

(ii) If the Company certifies to the Depositary that it has determined not to rebuild, repair or restore all or a portion of the Project and if the aggregate Loss Proceeds are in excess of the Loss Limit Amount, the Depositary shall withdraw and transfer to the Prepayment Account the Net Available Amount of the Loss Proceeds and the amount representing the Collection Expenses shall be transferred to the Revenue Account. If the Company certifies to the Depositary that only a portion of the Project is capable of being rebuilt or replaced, and if the aggregate Loss Proceeds are in excess of the Loss Limit Amount, the Depositary shall transfer the Net Available Amount of the Loss Proceeds in excess of the cost of repairing or replacing the Project to the Prepayment Account and the amount representing the Collection Expenses shall be transferred to the Revenue Account. If such Loss Proceeds are equal to or less than the Loss Limit Amount, all such amounts shall be transferred to the Revenue Account for application in accordance with the terms hereof.

(iii) If the Company shall not have provided any of the certifications described in Sections 3.04(a)(i) and (ii) above or has not provided the Officer’s Certificate described in Section 3.04(b) below within thirty (30) days following the receipt of any Loss Proceeds, the Depositary shall withdraw and transfer to the Prepayment Account the Net Available Amount of the Loss Proceeds and the amount representing the Collection Expenses shall be transferred to the Revenue Account.

(b) Restoration.

(i) In the event that the Company has determined to rebuild, repair or restore all or a portion of the Project, upon delivery to the Depositary of an Officer’s Certificate, delivered no later than thirty (30) days following the relevant Event of Loss, certifying that all or a portion, as applicable, of the Project will be rebuilt, repaired or restored on a commercially reasonable basis and the Net Available Amount of the Loss Proceeds, together with any other amounts available to the Company for such rebuilding, repair or restoration are sufficient to permit such rebuilding, repair or restoration, the Depositary shall transfer the Net Available Amount of such Loss Proceeds to the Restoration Sub-Account. Amounts held in the Restoration Sub-Account shall be applied solely for the payment of the costs of rebuilding, restoration or repair of the Project as set forth below or as otherwise contemplated herein; provided that the approval of Ormat shall be required for any transfer to the Restoration Sub-Account if the aggregate amount requested to be transferred to the Restoration Sub-Account together with any other amounts transferred to the Restoration Sub-Account in any consecutive twelve (12) month period with respect to any Event of Loss exceeds the Loss Limit Amount. If the amount deposited in the Restoration Sub-Account with respect to any Event of Loss exceeds the Loss Limit Amount per Event of Loss, the Company shall deliver to the Depositary and Ormat (x) a restoration budget (as amended, modified or supplemented from time to time, the “Restoration Budget”) prepared by the Company and subject to the approval of Ormat (acting in its reasonable discretion), identifying all categories and approximate amounts reasonably anticipated to be incurred in connection with the rebuilding, restoration or repair, together with a statement of uses of proceeds of the Restoration Sub-Account and any other monies necessary to complete the rebuilding, restoration or repair and (y) a restoration progress payment schedule (as amended, modified or supplemented from time to time, the “Restoration Progress Payment Schedule”) determined by the Company for the projected requisitions to be made from the Restoration Sub-Account. The Depositary shall have no obligation to review the Restoration Budget or the Restoration Progress Payment Schedule, but shall hold such documents for the benefit of Ormat.

(ii) Before any withdrawal or transfer shall be made from the Restoration Sub-Account, there shall be filed with the Depositary with respect to each Disbursement Date:

(A) a requisition from the Company substantially in the form attached hereto as Appendix A (a “Restoration Requisition”), dated not more than three (3) Business Days prior to such Disbursement Date, as set forth therein, signed by an Authorized Representative of the Company;

(B) if the aggregate amount requested to be withdrawn or transferred from the Restoration Sub-Account in any consecutive twelve (12)-month period with respect to any Event of Loss exceeds the Loss Limit Amount, such Restoration Requisition shall be subject to the approval of Ormat (acting in its reasonable discretion); and

(C) if clause (B) above does not apply, the Restoration Requisition shall so state.

(iii) On the Disbursement Date referred to in Section 3.04(b)(i) or as soon thereafter as practicable following receipt of a complete Restoration Requisition as contemplated by Section 3.04(b)(ii) above, the Depositary shall withdraw and transfer from the Restoration Sub-Account and shall pay to the Company or to Persons directed by it in writing the amounts set forth in the Restoration Requisition.

(iv) Upon completion of any rebuilding, restoration or repair of all or a portion of the Project, the Company shall file with the Depositary an Officer’s Certificate certifying that the completion of the rebuilding, restoration or repair has been performed in accordance with standard industry practices and the amount, if any, required in its opinion to be retained in the Restoration Sub-Account for the payment of any remaining costs of rebuilding, restoration or repair not then due and payable or the liability for payment of which is being contested or disputed by the Company and for the payment of reasonable contingencies following completion of the rebuilding, restoration or repair. Upon receipt of such Officer’s Certificate, the Depositary shall transfer first the amount remaining in the Restoration Sub-Account in excess of the amounts to remain in the Restoration Sub-Account as stated in such Officer’s Certificate, to the Company or to Persons directed by it in writing to the extent of any amounts which have been expended by such Persons, if any, in connection with such rebuilding, restoration or repair (as set forth in such Officer’s Certificate) and not previously reimbursed and second, segregate the remaining excess in the Restoration Sub-Account from any other amounts therein. If such remaining excess exceeds the Loss Limit Amount, the Depositary shall transfer all of such monies in the Restoration Sub-Account to the Prepayment Account for application pursuant to Section 3.03. If such remaining excess is equal to or less than the Loss Limit Amount, the Depositary shall transfer all of such monies in the Restoration Sub-Account to the Revenue Account. Thereafter, upon receipt of an Officer’s Certificate certifying payment of all costs of rebuilding, restoration or repair of the Project, the Depositary shall transfer any amounts remaining in the Restoration Sub-Account to the Revenue Account.

(c) Disposition. The Company shall cause all proceeds of any Disposition to be deposited in the Disposition Proceeds Sub-Account subject to disbursement for repair or replacement of the assets affected, or otherwise, as follows:

(i) In the event that the Net Available Amount in respect of any Disposition or any related series of Dispositions is One Hundred Fifty Thousand Dollars ($150,000) or less, such amounts shall be deposited into the Revenue Account.

(ii) In the event that Net Available Amount in respect of any Disposition or any related series of Dispositions is greater than One Hundred Fifty Thousand Dollars ($150,000), the Depositary will transfer the Net Available Amount of the proceeds of such Disposition to the Prepayment Account and the amount representing the Collection Expenses shall be transferred to the Revenue Account.

Section 3.05 Reserve Account

The Reserve Account shall be funded from transfers from the Revenue Account under Section 3.01(c)(2). Funds in the Reserve Account shall be transferred by the Depositary in the amounts and to the Person specified in a written notice from the Company to the Depositary from time to time, in each case in accordance with the terms and conditions of this Agreement.

Section 3.06 Investment of Accounts

Amounts deposited in the Collateral Accounts under this Agreement shall, at the Company’s written request and direction or, at any time when a Control Period is in effect, at

Ormat’s written request and direction be invested by the Depositary in Permitted Investments. If the Company fails to select a Permitted Investment, all amounts in the Collateral Accounts will be held as cash. Such investments will generally mature in such amounts and not later than such times as may be necessary to provide monies when needed to make payments from such monies as provided in this Agreement. Except as otherwise provided herein, net interest or gain received, if any, from such investments shall be deposited into the Revenue Account. Any loss shall be charged to the applicable Collateral Account. Absent written instructions from the Company or, during a Control Period, from Ormat, the Depositary shall invest the amounts held in the Collateral Accounts under this Agreement in Permitted Investments described in clause (iii) of such definition.

If investment instructions are received after 11 a.m. (Eastern Time), the amounts will be invested on the next Business Day. The Depositary shall have no liability for any fees, taxes, charges or investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder. Ormat and the Company shall provide the Depositary with a certified tax identification number. Ormat and the Company understand that, in the event tax identification numbers are not certified to the Depositary, the Internal Revenue Code, as amended from time to time, may require withholding by the Depositary of a portion of any interest or other income earned on the investment of the amounts held in the Collateral Accounts.

Section 3.07 Disposition of Accounts Upon Termination Date

In the event that the Depositary shall have received a certificate from Ormat, or a final, non-appealable court order from a court of competent jurisdiction, stating that the Termination Date shall have occurred, all amounts remaining in the Collateral Accounts and any letters of credit or guaranties held by the Depositary shall be remitted to or as directed by the Company in writing. Ormat agrees to provide the certificate referred to in the preceding sentence promptly following the occurrence of the Termination Date.

Section 3.08 Collateral Account Balance Statements

The Depositary shall, on a monthly basis and at such other times as Ormat or the Company may from time to time reasonably request, provide to Ormat and the Company, fund balance statements in respect of each of the Collateral Accounts and amounts segregated in any of the Collateral Accounts. Such balance statement shall also include the amounts of all deposits, receipts, withdrawals and transfers from and to any Collateral Account, the net investment income or gain received and collected, all disbursements and the amount then available in each such Collateral Account.

ARTICLE IV

DEPOSITARY

Section 4.01 Powers and Immunities

The Depositary shall not have any duties or responsibilities except those expressly set forth in this Agreement and no implied duties or covenants shall be read against the Depositary. Notwithstanding anything to the contrary contained herein, the Depositary shall not be required to take any action which is contrary to this Agreement or Applicable Law. Neither the Depositary nor any of its Affiliates shall be responsible to Ormat for any recitals, statements, representations or warranties made by the Company contained in any Transaction Document or in any certificate or other document referred to or provided for in, or received by Ormat under, any Transaction Document for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document or any other document referred to or provided for herein or therein or for any failure by the Company to perform its obligations hereunder or thereunder. The Depositary shall not be required to ascertain or inquire as to the performance by the Company of any of its obligations under any Transaction Document or any other document or agreement contemplated hereby or thereby. The Depositary shall not be (a) required to initiate or conduct any litigation or collection proceeding hereunder or under any other Security Document or (b) responsible for any action taken or omitted to be taken by it hereunder (except for its own gross negligence, bad faith or willful misconduct) or in connection with any other Security Document. Except as otherwise provided under this Agreement, the Depositary shall take action under this Agreement only as it shall be directed in writing. Whenever in the administration of this Agreement the Depositary shall deem it necessary or desirable that a factual matter be proved or established in connection with the Depositary taking, suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Authorized Representative of the Company or Ormat, if appropriate. The Depositary shall have the right at any time to seek written instructions concerning the administration of this Agreement from Ormat, the Company or any court of competent jurisdiction. The Depositary shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. The Depositary shall not be liable for any error of judgment made in good faith by an officer or officers of the Depositary, unless it shall be conclusively determined by a court of competent jurisdiction that the Depositary was grossly negligent or acted in bad faith in ascertaining the pertinent facts. The Depositary may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or gross negligence on the part of, or for the supervision of, any agent, attorney, custodian or nominee so appointed. Neither the Depositary nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Agreement or in connection therewith except to the extent caused by the Depositary’s gross negligence, bad faith or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. The Depositary shall not be deemed to have knowledge of a Default or Event of Default or any acceleration of the Advance Amount unless an Authorized Representative of the Depositary shall have received written notice thereof.

Section 4.02 Reliance by Depositary

The Depositary shall be entitled to conclusively rely upon and shall not be bound to make any investigation into the facts or matters stated in any certificate, certificate of an Authorized Representative of the Company, Ormat’s certificate or any other notice or other document (including any telecopy) believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statement of legal counsel, independent accountants and other experts selected by the Depositary and shall have no liability for its actions taken thereupon, unless due to the Depositary’s willful misconduct, bad faith or gross negligence. Without limiting the foregoing, the Depositary shall be required to make payments to Ormat and/or the Company only as set forth herein. The Depositary shall be fully justified in failing or refusing to take any action under this Agreement (i) if such action would, in the reasonable opinion of the Depositary, be contrary to Applicable Law or the terms of this Agreement, (ii) if such action is not specifically provided for in this Agreement, it shall not have received any such advice or concurrence of Ormat as it deems appropriate or (iii) if, in connection with the taking of any such action that would constitute an exercise of remedies under this Agreement (whether such action is or is intended to be an action of the Depositary or Ormat), it shall not first be indemnified to its satisfaction by Ormat (other than Ormat (in its individual capacity)) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Depositary shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of Ormat, and such request and any action taken or failure to act pursuant thereto shall be binding upon Ormat. The Depositary shall not be responsible for the filing of any UCC-1s or UCC-3s, if necessary.

Section 4.03 Court Orders

The Depositary is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Depositary. The Depositary shall not be liable to either of the parties hereto or their successors, heirs or personal representatives by reason of the Depositary’s compliance with such writs, orders, judgments or decrees, notwithstanding such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

Section 4.04 Resignation or Removal

Subject to the appointment and acceptance of a successor Depositary as provided below, the Depositary may resign at any time by giving thirty (30) days’ prior written notice thereof to Ormat and the Company. The Depositary may be removed at any time with or without cause by Ormat. So long as no Default or Event of Default shall have then occurred and be continuing, the Company shall have the right to remove the Depositary for cause upon sixty (60) days’ written notice to the Depositary and Ormat. In the event that the Depositary shall decline to take any action without first receiving adequate indemnity from the Company or Ormat and, having received an indemnity, shall continue to decline to take such action, the Company and Ormat shall be deemed to have sufficient cause to remove the Depositary. Notwithstanding anything to the contrary, no resignation or removal of the Depositary shall be effective until: (i) a successor Depositary is appointed in accordance with this Section 4.04, (ii) the resigning or removed Depositary has transferred to its successor all of its rights and obligations in its capacity as the Depositary under this Agreement and the other Transaction Documents, and (iii) the successor Depositary has executed and delivered an agreement to be bound by the terms hereof (or other terms acceptable to Ormat and the Company) and the other Transaction Documents to which such Depositary is intended to be a party and perform all duties required of the Depositary hereunder and under the other Transaction Documents. Within thirty (30) days of receipt of a written notice of any resignation or removal of the Depositary, so long as no Default or Event of Default shall have then occurred and be continuing, the Company shall appoint a successor

Depositary reasonably acceptable to Ormat; provided, that if Ormat do not confirm such acceptance or reject such appointee in writing within thirty (30) days following selection of such successor by the Company, then they shall be deemed to have given acceptance thereof and such successor shall be deemed appointed as the Depositary hereunder. If no successor Depositary shall have been appointed by the Company and no successor Depositary shall have accepted such appointment within thirty (30) days after the retiring Depositary’s giving of notice of resignation or the removal of the retiring Depositary or if a Default or Event of Default shall have then occurred and be continuing, then the retiring Depositary may apply to a court of competent jurisdiction at the expense of the Company to appoint a successor Depositary, which shall be (i)(A) a bank or trust company that has an office in New York, New York and that has a combined capital surplus of at least One Billion Dollars ($1,000,000,000) or (B) a wholly owned subsidiary of a bank or trust company described in clause (i)(A) above so long as such subsidiary has a combined capital surplus of at least One Billion Dollars ($1,000,000,000) and (ii) reasonably acceptable to Ormat; provided, that if Ormat does not confirm such acceptance or reject such appointee in writing within thirty (30) days following selection of such successor by the retiring Depositary, then they shall be deemed to have given acceptance thereof and such successor shall be deemed appointed as the Depositary hereunder. Upon the acceptance of any appointment as Depositary hereunder by the successor Depositary, (a) such successor Depositary shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Depositary, and the retiring Depositary shall be discharged from its duties and obligations hereunder arising after the date of acceptance by the successor Depositary of its appointment and (b) the retiring Depositary shall promptly transfer all monies and Permitted Investments within its possession or control to the possession or control of the successor Depositary and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Depositary with respect to the monies and Permitted Investments to the successor Depositary. After the retiring Depositary’s resignation or removal hereunder as Depositary, the provisions of this Article IV and of Article V shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Depositary. Any corporation into which the Depositary may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Depositary shall be a party, or any corporation succeeding to the business of the Depositary shall be the successor of the Depositary hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

ARTICLE V

EXPENSES; INDEMNIFICATION; FEES

Section 5.01 Expenses and Taxes

Subject to the terms of the agreement referenced in Section 5.03, the Company agrees to pay or reimburse all reasonable out-of-pocket expenses of the Depositary (including reasonable fees and expenses for legal services) in respect of, or incident to, the administration or enforcement of any of the provisions of this Agreement or in connection with any amendment, waiver or consent relating to this Agreement. The Company shall be responsible for the payment of all taxes, levies and similar liabilities attributable to interest, gains and other earnings on any amounts held in any Collateral Account or other account or sub-account maintained pursuant to this Agreement.

Section 5.02 Indemnification

The Company agrees to indemnify the Depositary in its capacity as such and, in their capacity as such, its officers, directors, shareholders, controlling persons, employees, agents and servants (each an “Indemnified Depositary Party”) from and against any and all claims, losses, liabilities and expenses (including the reasonable fees and expenses of counsel) arising out of or resulting from this Agreement (including performance under or enforcement of this Agreement, but excluding any such claims, losses or liabilities resulting from the Indemnified Depositary Party’s gross negligence, bad faith or willful misconduct). This indemnity shall survive the termination of this Agreement, and the resignation or removal of the Depositary.

Section 5.03 Fees

On the Effective Date, and on each anniversary of the Effective Date up to and including the Termination Date, the Company shall pay the Depositary an annual fee in an amount mutually agreed upon in a separate agreement between the Company and the Depositary. The Depositary shall invoice the Company who will pay such invoice.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Amendments; Etc.

No amendment or waiver of any provision of this Agreement nor consent to any departure by the Company herefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

Section 6.02 Addresses for Notices

All notices and other communications provided for hereunder or thereunder shall be (i) in writing (including facsimile and electronic mail) and (ii) sent by facsimile, electronic mail or overnight courier (if for inland delivery) or international courier (if for overseas delivery) to a party hereto at its address and contact number specified in below, or at such other address and contact number as is designated by such party in a written notice to the other parties hereto:

Company:	Lightning Dock Geothermal HI-01, LLC 136 South Main Street, Suite 600 Salt Lake City, Utah 84101 Attention: Nicholas Goodman Fax: (801) 374-3314

Ormat:	Ormat Nevada Inc. 6225 Neil Road Reno, Nevada 89511-1136 Attn: President Telephone: (775) 356-9029 Facsimile: (775) 356-9039

Depositary and Securities Intermediary:	Wells Fargo Bank, National Association 45 Broadway, 14th Floor New York, NY 10006 Tel: (212) 515-1570 Fax: (212) 515-1589 Attention: Corporate Trust Services

All notices and communications shall be effective when received by the addressee thereof during business hours on a Business Day at such Person’s location as indicated by such Person’s address above, or at such other address as is designated by such Person in a written notice to the other parties hereto.

Section 6.03 Governing Law

This Agreement, including all matters of construction, validity, performance and the creation, validity, enforcement or priority of the lien of, and security interests created by, this Agreement in or upon the Collateral Accounts and other Account Collateral shall be governed by the laws of the State of New York, without reference to conflicts of law that would cause the application of the laws of another jurisdiction. It is the intent and purpose of the parties hereto that the provisions of Section 5-1401 of the General Obligations Law of the State of New York shall apply to this Agreement.

Section 6.04 Headings

Headings used in this Agreement are for convenience of reference only and do not constitute part of this Agreement for any purpose.

Section 6.05 No Third Party Beneficiaries

The agreements of the parties hereto are solely for the benefit of the Depositary, the Company and Ormat and their respective successors and assigns, and no Person (other than the parties hereto) shall have any rights hereunder.

Section 6.06 No Waiver

No failure on the part of the Depositary or any of Ormat, the Company or any of their nominees or representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Depositary, the Company or any of Ormat or any of their nominees or representatives of any right, power or remedy hereunder preclude any other or future exercise thereof or the exercise of any other right, power or remedy, nor shall any waiver of any single Default or Event of Default or other breach or default be deemed a waiver of any other Default or Event of Default or other breach or default theretofore or thereafter occurring. All remedies either under this Agreement or by law or otherwise afforded to Ormat and/or the Company shall be cumulative and not alternative.

Section 6.07 Severability

If any provision of this Agreement or the application thereof shall be invalid or unenforceable to any extent in any jurisdiction, (a) the remainder of this Agreement and the application of such remaining provisions shall not be affected thereby, (b) each such remaining provision shall be enforced to the greatest extent permitted by law and (c) such invalid or unenforceable provision shall be enforced to the greatest extent permitted by law in every other jurisdiction.

Section 6.08 Successors and Assigns

All covenants, agreements, representations and warranties in this Agreement by each party hereto shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and permitted assigns, whether so expressed or not.

Section 6.09 Execution in Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Executed counterparts transmitted by facsimile or electronic means shall be binding on the party delivering the same.

Section 6.10 Consequential Damages

In no event (other than with respect to its own gross negligence, bad faith or willful misconduct) shall any party to this Agreement be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including lost profits), even if such Person has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.11 Jurisdiction, Etc.

(a) Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement shall be brought in (i) the State of New York courts in the County of New York, (ii) the United States District Court for the Southern District of New York, (iii) the State of New Mexico First Judicial District Court or the Second Judicial District Court, or (iv) the United States District Court for the District of New Mexico, and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it, and may be enforced in any other jurisdiction, including by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.

(b) Waiver of Venue. Each party hereto hereby irrevocably waives any objection that it may now have or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Financing Document to which it is a party brought in the courts of the State of New York, County of New York, the United States for the Southern District of New York, the State of New Mexico in the County of Hidalgo, or the United States for the District of New Mexico, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY FINANCING DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY FINANCING DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Service of Process. Each party hereto irrevocably consents to the service of process in the manner provided for notices in Section 6.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 6.12 Process Agent

The Company irrevocably appoints CT Corporation System (the “Company Process Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, N.Y. 10011 and at 123 East Marcy, Santa Fe, NM 87501 and Ormat irrevocably appoints HIQ Corporate Services, Inc. (the “Ormat Process Agent”), with an office on the date hereof at One Commerce Plaza, 99 Washington Ave., Suite 805A, Albany, NY 12210-2822 and at 1012 Marquez Place Ste 106b, Santa Fe, NM 87501, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of such party and its property and revenues service of copies of the summons and complaint and any other process which may be served in any suit, action or proceeding brought in the State of New York or the State of New Mexico, respectively, in connection with this Agreement, and each party agrees that the failure of the Company Process Agent or Ormat Process Agent, as applicable, to give any notice of any such service of process to a party shall not impair or affect the validity of such service or, to the extent permitted by applicable law, the enforcement of any judgment based thereon. Each party hereto irrevocably consents to the service of process in the manner provided for notices in Section 6.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 6.13 Limited Recourse

The provisions of Section 8.15 of the Credit Agreement shall apply, mutatis mutandis, to this Agreement. Such provisions shall survive the termination of this Agreement and by enforceable by any Non-Recourse Party, and are a material inducement for the parties’ execution of this Agreement and the other Financing Documents.

Section 6.14 U.S.A. Patriot Act

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Depositary, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Depositary. The parties to this Agreement agree that they will provide the Depositary with such information as it may request in order for the Depositary to satisfy the requirements of the U.S.A. Patriot Act.

Section 6.15 Force Majeure

In no event shall the Depositary be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Depositary shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LIGHTNING DOCK GEOTHERMAL HI-01, LLC

By:	/s/ Nicholas Goodman
Name: Nicholas Goodman
Title: President

ORMAT NEVADA INC.

By:	/s/ Connie Stechman
Name: Connie Stechman
Title: Assistant Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Julius R. Zamora
Name: Julius R. Zamora Title: Vice President

APPENDIX A

FORM OF RESTORATION REQUISITION

RESTORATION REQUISITION

No.

[Date]

Depositary

under the Agreement

referred to below

Wells Fargo Bank, National Association

45 Broadway, 14th Floor

New York, NY 10006

Tel: (212) 515-1570

Fax: (212) 515-1589

Attention: Corporate Trust Services

Re:	ACCOUNTS AGREEMENT (as amended, modified or otherwise supplemented from time to time, the “Agreement”) dated as of January , 2012, among Lightning Dock Geothermal HI-01, LLC., a Delaware limited liability company, Ormat Nevada Inc., a Delaware corporation and Wells Fargo, National Association, as the Depositary and Securities Intermediary.

Ladies and Gentlemen:

This requisition (this “Restoration Requisition”) is delivered to you pursuant to Section 3.04(b)(ii) of the Agreement. Initially-capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement. The Company hereby requests, and represents, warrants and certifies, as follows:

1.	The aggregate amount requested to be withdrawn from the Restoration Sub-Account in accordance with this Restoration Requisition is $ .

2.	The Disbursement Date on which the withdrawals and transfers pursuant to this Restoration Requisition are to be made is , .

3.	Set forth on Schedule I attached hereto is the name of each Person to whom any payment is to be made, the aggregate amount incurred on or prior to the Disbursement Date or reasonably anticipated to be incurred within the thirty (30) day period following the Disbursement Date by such Person and a summary description of the work performed, services rendered, materials, equipment or supplies delivered or any other purpose for which each payment was or is to be made.

4.	The proceeds of this Restoration Requisition withdrawn from the Restoration Sub-Account shall be used to pay the costs of rebuilding, restoration or repair of the affected portion of the Project in accordance with the Restoration Budget and the Restoration Progress Payment Schedule, and the Depositary may properly charge such costs against the Restoration Sub-Account.

5.	The rebuilding, restoration, or repair costs which have been paid or for which payment is requested under this Restoration Requisition are in accordance with the Restoration Budget and the Restoration Progress Payment Schedule.

6.	The costs of rebuilding, restoration or repair for which payment is requested under this Restoration Requisition from the Restoration Sub-Account have not been the basis for any prior requisition by the Company.

7.	As of the date hereof, the undersigned has not received any written notice of any Lien, right to Lien or attachment upon, or claim affecting the right of the undersigned to receive any portion of the amount of this Restoration Requisition (other than in respect of Permitted Liens), or in the event that the undersigned has received notice of any such Lien, attachment or claim (other than a Permitted Lien), such Lien, attachment or claim has been released or discharged as of the date hereof or is expected to be released or discharged upon payment of the costs for which payment is requested under this Restoration Requisition.

8.	[Clause B of Section 3.04(b)(ii)] of the Agreement does not apply.][1]

LIGHTNING DOCK GEOTHERMAL HI-01, LLC

By:
Name: Title:

[1]

To be inserted in the event that the aggregate amount requested to be withdrawn or transferred from the Restoration Sub-Account in any consecutive twelve (12)-month period with respect to any Event of Loss does not exceed the Loss Limit Amount in the aggregate.

Accepted and Agreed: 2

ORMAT NEVADA INC.

By:
Name:
Title:

[2]

To be inserted in the event that the aggregate amount requested to be withdrawn or transferred from the Restoration Sub-Account in any consecutive twelve (12)-month period with respect to any Event of Loss exceeds the Loss Limit Amount in the aggregate.

Name	Amount of Payment	Purpose

PAYMENT INSTRUCTIONS

(i)	All payments in respect of the EPC Contract or the Advance Amount shall be paid to Ormat to:

NAME OF BANK:	[ ]
CITY, STATE, ZIP CODE:	[ ]
ABA NUMBER:	[ ]
ACCOUNT NAME:	[ ]
ACCOUNT NUMBER:	[ ]
FOR FURTHER CREDIT:	[ ]
ATTN:	[ ]

APPENDIX B

FORM OF WITHDRAWAL CERTIFICATE

WITHDRAWAL CERTIFICATE No.

[Date]

Depositary

under the Agreement

referred to below

Wells Fargo Bank, National Association

45 Broadway, 14th Floor

New York, NY 10006

Tel: (212) 515-1570

Fax: (212) 515-1589

Attention: Corporate Trust Services

Re:	ACCOUNTS AGREEMENT (as amended, modified or otherwise supplemented from time to time, the “Agreement”) dated as of January , 2012, among Lightning Dock Geothermal HI-01, LLC, a Delaware limited liability company (the “Company”), Ormat Nevada Inc., a Delaware corporation and Wells Fargo, National Association, as the Depositary and Securities Intermediary.

Ladies and Gentlemen:

This withdrawal certificate (this “Withdrawal Certificate”) is delivered to you pursuant to Section 3.04(b)(ii) of the Agreement. Initially-capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

The Company hereby requests that the transfers from the Revenue Account described on Schedule I attached hereto, in the order set forth on Schedule I, be made by the Depositary on                     , 20    , a Funding Date.

The Company certifies that the amounts set forth in Schedule I hereto are, as applicable, due and payable or reflect the good faith estimate of amounts reasonably anticipated to be due and payable. The Company agrees to provide reasonably detailed documents in support of any such amounts upon the request of Ormat.

The Company has caused this Withdrawal Certificate to be executed and delivered by its duly authorized signatory this              day of                     , 20    .

LIGHTNING DOCK GEOTHERMAL H1-01, LLC

By
Name
Title

SCHEDULE I TO WITHDRAWAL CERTIFICATE

Section references are to the applicable section in the Accounts Agreement

Monthly Date:

(1) FIRST – Section 3.01(c)(1)	Transfers to:

(a) Operating and Maintenance Expenses	[List payees and amounts] [May include Local Account]

(b) Administrative Costs	[List payees or accounts and amounts]

(2) SECOND – Section 3.01(c)(2)
(a) Taxes (b) Insurance (c) [List other]	Revenue Account

(3) THIRD – Section 3.01(c)(3)

(a) amounts then due and owing under the EPC Contract (during Company Cash Sweep Period only)	[List payees and amounts]

(4) FOURTH – Section 3.01(c)(4)

All amounts remaining to the Company (during Company Cash Sweep Period only) unless Step in Event (Grant) occurring	[List amount]

(5) FIFTH – Section 3.01(c)(5)

(a) Interest on Advance Amount	[List amount – or reference “amount to be calculated by Ormat as contemplated by Section 3.01(c)(5)”]

(6) SIXTH – Section 3.01(c)(6)

All amounts remaining	To Ormat as previously notified in writing by Ormat

[Attach a schedule showing wire instructions for each account or payee]

APPENDIX C

FORM OF CONTROL NOTICE

To:

Wells Fargo Bank, National Association

45 Broadway, 14th Floor

New York, NY 10006

Tel: (212) 515-1570

Fax: (212) 515-1589

Attention: Corporate Trust Services

Re:	Lightning Dock Geothermal HI-01, LLC

Ladies and Gentlemen:

Reference is made to the Accounts Agreement dated as of January     , 2012 among Lightning Dock Geothermal HI-01, LLC, Ormat Nevada Inc. and you. In accordance with Section 2.05 of the Agreement we hereby give you notice of our exercise of control of each Collateral Account.

Ormat Nevada Inc.

By:

Title:

cc:	Lightning Dock Geothermal HI-01, LLC

136 South Main Street, Suite 600

Salt Lake City, Utah 84101

Attention: Nicholas Goodman

Fax: (801) 374-3314